UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 06, 2016 (Date of earliest event reported)
Stellar Biotechnologies, Inc. (Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-54598 (Commission File Number)	N/A (IRS Employer Identification Number)

332 E. Scott Street Port Hueneme, California (Address of principal executive offices)		93041 (Zip Code)
(805) 488-2800 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 6, 2016, Stellar Biotechnologies, Inc. (the Company) closed its previously announced $6.75 million registered direct offering of 1,687,500 common shares, no par value (the Common Shares) and concurrent private placement of warrants to purchase up to 1,265,626 Common Shares (the Warrants). In connection with the offering and private placement, the Company entered into a Securities Purchase Agreement with four institutional investors, each dated June 30, 2016. The combined purchase price for one registered Common Share and one Warrant to purchase 0.75 of an unregistered Common Share was $4.00.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Stellar Biotechnologies, Inc. dated July 06, 2016

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 06, 2016	STELLAR BIOTECHNOLOGIES, INC. By: /s/ Kathi Niffenegger Kathi Niffenegger Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Stellar Biotechnologies, Inc. dated July 06, 2016